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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Ariba, Inc:

    We consent to incorporation by reference in the registration statement on Form S-8 of Ariba, Inc. filed on or about October 15, 1999, of our report dated April 22, 1999, relating to the consolidated balance sheets of Ariba, Inc. and subsidiaries as of September 30, 1997 and 1998, and the related consolidated statements of operations and other comprehensive income (loss), stockholders' equity, and cash flows for each of the years then ended which appear in the registration statement (No. 333-76953) on Form S-1 of Ariba, Inc.

                                          /s/ KPMG LLP

Mountain View, California
October 15, 1999